UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	February 28, 2007

Premier Exhibitions, Inc.

(Exact name of Reistrant as Specified in Charter)

Florida	000-24452	20-1424922

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3340 Peachtree Road, Suite 2250, Atlanta, Georgia	30326

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(404) 842-2600

N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On February 28, 2006, Premier Exhibitions, Inc.’s wholly-owned subsidiary RMS Titanic Inc. (the “Company”) entered into a Purchase and Sale Agreement (the “Sale Agreement”) with Seaventures Ltd. (“SV”) pursuant to which SV acquired from the Company all of its ownership interest in the RMS Carpathia for $3,000,000. Of such amount, $500,000 was paid to the Company on the date the Sale Agreement was entered into, with the balance of the purchase price being due and payable by SV to the Company on or before February 28, 2008. On February 28, 2007, SV also purchased an option from the Company to present the first exhibition of objects recovered from the RMS Carpathia together with certain of the Company’s RMS Titanic artifacts. The Company received payment of $1,500,000 from SV for the sale of the option.
     A copy of the Sale Agreement is attached to this Current Report on Form 8-K as Exhibit 99.1. A copy of the Option Agreement is attached to this Current Report on Form 8-K as Exhibit 99.2. The principal of SV, Joseph Marsh, is also a holder of more than 5% of Premier Exhibitions, Inc.’s Common Stock. The above referenced agreements were negotiated by the Company on an arms-length basis.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Premier Exhibitions, Inc.
Date: March 2, 2007	By:	/s/ Arnie Geller
Arnie Geller
President and Chief Executive Officer